SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CORNERSTONE BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

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CORNERSTONE BANCORP, INC.

550 Summer Street

Stamford, Connecticut 06901

(203) 356-0111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 21, 2003

April 4, 2003

To the Shareholders of Cornerstone Bancorp:

Notice is hereby given that the Annual Meeting of Shareholders of Cornerstone Bancorp, Inc. (the “Bancorp”) will be held at Cornerstone Bank, 550 Summer Street, Stamford, Connecticut 06901, on May 21, 2003, at 4:00 p.m local time, for the purpose of considering and voting upon the following matters:

1.	To elect four directors for terms to expire at the 2006 Annual Meeting of Shareholders;

2.	To ratify the appointment of KPMG LLP as the Bancorp’s independent auditors for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 14, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2003 Annual Meeting of Shareholders and any adjournments thereof.

By Order of the Board of Directors

Merrill J. Forgotson, President

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2003 ANNUAL MEETING.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE 2003 ANNUAL MEETING IN PERSON.

SHAREHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THE PROXY AND VOTE IN PERSON.

CORNERSTONE BANCORP, INC.

550 Summer Street

Stamford, Connecticut 06901

(203) 356-0111

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2003

General

This Proxy Statement is furnished to shareholders of Cornerstone Bancorp, Inc. (the “Bancorp”) in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Bancorp to be held on May 21, 2003, and any and all adjournments or postponements thereof (the “2003 Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting, the enclosed form of Proxy and the 2002 Annual Report to Shareholders are first being mailed to shareholders on or about April 4, 2003. As used in this Proxy Statement, references to the “Bancorp” include references to Cornerstone Bancorp, Inc. and to its wholly-owned subsidiary, Cornerstone Bank.

Record Date, Voting Rights

Only shareholders of record at the close of business on March 14, 2003 (the “Record Date”) are entitled to notice of and to vote at the 2003 Annual Meeting. On the Record Date, there were 1,219,515 shares of common stock of the Bancorp, par value $.01 per share (the “Common Stock”), outstanding and entitled to vote. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held of record in his or her name at the close of business on the Record Date. The presence, in person or by proxy, of a majority of the aggregate number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the 2003 Annual Meeting. Abstentions and broker non-votes will be included in the calculation of the number of votes represented at the 2003 Annual Meeting for purposes of determining whether a quorum has been achieved.

Solicitation, Revocation and Use of Proxies

In addition to solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by employees of the Bancorp who will not receive additional compensation therefor. The expense of soliciting proxies will be borne by the Bancorp. The Bancorp will also reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of the Common Stock.

A shareholder giving a proxy may revoke it at any time before it is voted by delivery of a written notice of such revocation or a duly executed proxy bearing a later date to the Secretary of the Bancorp or by attending the 2003 Annual Meeting and revoking the proxy at such time. Attendance at the 2003 Annual Meeting will not itself revoke a proxy. Shares represented by properly executed proxies will be voted at the 2003 Annual Meeting in accordance with the specifications thereon. Shareholders of record who are present at the 2003 Annual Meeting may vote by ballot.

Each proxy received will be voted as directed; however, if no direction is indicated, the proxy will be voted in Item 1 “FOR” the election of the Bancorp’s nominees to the Board of Directors; in Item 2 “FOR” the ratification of the appointment of KPMG LLP as the Bancorp’s independent auditors for the fiscal year ending December 31, 2003; and in the discretion of the proxy holder as to such other matters as may properly come before the 2003 Annual Meeting.

Security Ownership of Principal Shareholders

The following table sets forth certain information known to the Bancorp regarding the beneficial ownership of the Common Stock as of the Record Date by each person known by the Bancorp to own beneficially more than five percent of the outstanding Common Stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Melvin L. Maisel 36 Birchwood Dr. Greenwich, Connecticut 06831	96,596(a)	7.9%

Stuart Weitzman 169 Taconic Road Greenwich, Connecticut 06831	95,940(b)	7.9%

(a)	Information with respect to Mr. Maisel’s beneficial ownership is described below in “Security Ownership of Management.”

(b)	The shares shown as beneficially owned by Mr. Weitzman were those reported as beneficially owned by him as of December 31, 2002 in his Schedule 13G filed February 14, 2003 with the Securities and Exchange Commission (the “SEC”). Such Schedule indicated that Mr. Weitzman has sole voting and dispositive power with respect to all shares reported as beneficially owned.

Security Ownership of Management

The following table sets forth certain information known to the Bancorp regarding the beneficial ownership of the Common Stock as of the Record Date by (i) each director of the Bancorp, (ii) the executive officers of the Bancorp named in the Summary Compensation Table on page 9 and (iii) all directors and executive officers of the Bancorp as a group. Except as otherwise indicated, all shares are owned directly. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Joseph S. Field, Jr.	40,313(a)	3.3%

Merrill J. Forgotson	32,047(b)	2.6%

J. James Gordon	3,643(c)	*

James P. Jakubek	40,789(d)	3.3%

Stanley A. Levine	11,227(e)	*

Joseph A. Maida	13,429(f)	1.1%

Melvin L. Maisel	96,596(g)	7.9%

Ronald C. Miller	48,757(h)	4.0%

Courtney A. Nelthropp	4,888(i)	*

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Martin Prince	49,081(j)	4.0%

Norman H. Reader	19,325(k)	1.6%

Paul H. Reader	67,175(l)	5.3%

Donald Sappern	4,129(m)	*

Patrick Tisano	15,375(n)	1.3%

Ernest J. Verrico	4,300(o)	*

Joseph D. Waxberg	7,066(p)	*

All directors and executive officers as a Group (16 persons)	458,141(q)	32.9%

*	Less than 1% of the outstanding Common Stock.
(a)	Includes 37,216 shares owned by Mr. Field in an individual retirement account, 484 shares owned by Mr. Field’s spouse in an individual retirement account and 2,613 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(b)	Includes 1,877 shares owned by Mr. Forgotson’s spouse and 1,270 shares owned by Mr. Forgotson’s minor child, 24,200 shares that may be acquired within 60 days of the Record Date upon exercise of stock options and 4,700 shares of restricted stock that vests pursuant to the provisions of the 2001 Restricted Stock Plan.
(c)	Includes 2,310 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(d)	Includes 1,399 shares owned by Mr. Jakubek as custodian for his minor children, 33,770 shares that may be acquired within 60 days of the Record Date upon exercise of stock options and 4,700 shares of restricted stock that vests pursuant to the provisions of the 2001 Restricted Stock Plan.
(e)	Includes 5,304 shares owned by Mr. Levine’s spouse and 4,730 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(f)	Includes 3,014 shares owned by Mr. Maida’s minor children, 110 shares owned by Mr. Maida in an individual retirement account and 4,730 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(g)	Includes 165 shares owned by Mr. Maisel’s spouse, 90,152 shares owned by Mr. Maisel in an individual retirement account and 4,730 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(h)	Includes 19,521 shares owned jointly with Mr. Miller’s spouse, 3,386 shares owned by Mr. Miller’s spouse in a retirement plan, 18,640 shares owned by Mr. Miller in an individual retirement account and 4,730 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(i)	Includes 2,275 shares owned jointly with Mr. Nelthropp’s spouse and 2,613 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(j)	Includes 16,637 shares owned by a corporate pension plan in which Mr. Prince and his spouse participate and for which they are both trustees, 30,088 shares owned jointly by Mr. Prince and his spouse and 1,705 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(k)	Includes 9,075 shares that may be acquired within 60 days of the Record Date upon exercise of stock options
(l)	Includes 1,210 shares owned jointly with Mr. Reader’s spouse, 850 owned by Mr. Reader’s minor children, 59,180 shares that may be acquired within 60 days of the Record Date upon exercise of stock options and 4,200 shares of restricted stock that vests pursuant to the provisions of the 2001 Restricted Stock Plan.
(m)	Includes 3,680 shares owned by Mr. Sappern in an individual retirement account and 449 shares owned by a corporation, which is 100% owned by Mr. Sappern.

(n)	Includes 8,412 shares owned by a trust for the benefit of Mr. Tisano of which his son is a trustee, 1,391 shares owned by a limited partnership of which Mr. Tisano is a partner and 4,730 shares that may be acquired within 60 days of the Record Date upon exercise of stock options. Mr. Tisano who has served as a director since 1986, will serve on the Board of Directors until the 2003 Annual Meeting of Shareholders to be held on May 21, 2003.
(o)	Includes 1,100 shares that may be acquired within 60 days of the Record Date upon exercise of stock options and 3,200 shares of restricted stock that vests pursuant to the provisions of the 2001 Restricted Stock Plan.
(p)	Includes 1,705 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(q)	Includes 162,746 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, required the Bancorp’s directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file certain reports with the SEC during and for the year ended December 31, 2002 concerning their beneficial ownership of the Common Stock. Based solely upon the Bancorp’s review of the copies of such reports received by it, and on written representations by certain reporting persons, with the exception of Ronald C. Miller and Paul H. Reader, each of whom filed one late Form 4 regarding one transaction respectively, the Bancorp believes that during the year ended December 31, 2002, all such reports were filed on a timely basis.

ITEM 1

ELECTION OF DIRECTORS

The Board of Directors is classified into three classes. The directors serving in Class II have terms expiring at the 2003 Annual Meeting. The Board of Directors has nominated for re-election, four of the Class II directors currently serving on the Board of Directors, Stanley A. Levine, Ronald C. Miller, Martin Prince, and Joseph D. Waxberg, for election to serve as directors of the Bancorp until the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier resignation or removal. Each nominee is currently a director of the Bancorp. In the event that any of the nominees becomes unable to serve, an event which the Board of Directors does not expect, the shares represented by proxy may be voted for a substitute nominee to be designated by the Board of Directors or a committee thereof, unless the proxy withholds authority to vote for all nominees.

If a quorum is present at the 2003 Annual Meeting, the election of directors will require the affirmative vote of a plurality of the votes cast by the shares of Common Stock entitled to vote. Abstentions by shareholders and broker non-votes with respect to the election of directors will not be included in determining whether nominees have received the vote of such plurality.

The following sets forth certain information regarding the nominees named above and the other directors of the Bancorp whose terms will continue after the 2003 Annual Meeting. There are no family relationships among the directors except that Norman H. Reader is the father of Paul H. Reader and the father-in-law of Merrill J. Forgotson, respectively, who are brothers-in-law.

Nominees for Terms Expiring in 2003 (Class II):

Stanley A. Levine, age 65, has served as a director of the Bancorp since 1985. He has been an independent pharmacist for more than the past five years.

Ronald C. Miller, age 58, has served as a director of the Bancorp since 1985. He has been the owner of Miller’s Hallmark, a chain of greeting cards stores, for more than the past five years.

Martin Prince, age 73, has served as a director of the Bancorp since 1986. He has been the owner and CEO of DLX Industries, Inc., a vinyl goods manufacturing company, for more than the past five years.

Dr. Joseph D. Waxberg, age 80, has served as a director of the Bancorp since 1985. He has been a physician practicing for more than the past five years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF SUCH NOMINEES.

Continuing Directors

Terms Expiring in 2004 (Class III):

James P. Jakubek, age 53, has served as a director of the Bancorp since 1996. He has been the Executive Vice President and Chief Operating Officer of the Bancorp since joining the Bancorp in 1991.

Joseph A. Maida, age 54, has served as a director of the Bancorp since 1985. He has been a certified public accountant with Maida & Maida, an accounting firm, for more than the past five years.

Melvin L. Maisel, age 78, has served as a director of the Bancorp since 1985. He has been the owner and President of Stabilization Plans for Business, Inc., an estate and retirement planning firm, for more than the past five years.

Norman H. Reader, age 78, has been Vice Chairman and a director of the Bancorp since 1985 and was President and Chief Executive Officer of the Bancorp from 1985 until November 2000.

Paul H. Reader, age 44, has served as a director of the Bancorp since 1999. He has been the Senior Vice President of the Bancorp since 1985.

Terms Expiring in 2005 (Class I)

Joseph S. Field Jr., age 64, has served as a director of the Bancorp since 1993. He has been a partner at Field Group, a real estate development firm, for more than the past five years.

Merrill J. Forgotson, age 60 was elected to the Board on December 13, 2000. He has been President and CEO of the Bancorp since November 2000. Prior to joining the Bancorp, he was with People’s Bank in Bridgeport, CT for 10 years and a Senior Vice President of Peoples Bank since 1990.

J. James Gordon, age 72, has served as a director of the Bancorp since 1995. He has been the President of Gordon Textiles International, Ltd., a textile sales and consulting agency, for more than the past five years. Mr. Gordon also serves as a director of Liz Claiborne, Inc.

Courtney A. Nelthropp, age 61, has served as a director of the Bancorp since 1993. He has been the President of Printing and Graphics Emporium, Inc., a printing company, for more than the past five years.

Donald Sappern, age 74, has served as a director of the Bancorp since 1999. He has been the President and owner of Donald Sappern & Co., an insurance agency, for more than the past five years.

Committees and Meetings

During 2002, the Board of Directors held a total of 12 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served, except Messrs. Field and Gordon who attended 73% and 71% of the meetings, respectively,

The Board of Directors has established the following committees, the members of which are appointed by the Board of Directors:

The Funds Management Committee, which includes Messrs. Field, Forgotson, Jakubek, Maisel, Norman Reader, Prince and Waxberg, is responsible for setting and enforcing investment policy, interest rate risk policies and liquidity policy. The Funds Management Committee also is responsible for general supervision of pricing, profitability goals and policies, as well as dividend and tax planning. The Funds Management Committee met 12 times during 2002.

The Loan Committee, comprised of Messrs. Forgotson, Jakubek, Maida, Miller, Levine, Norman Reader and Paul Reader, is responsible for the approval of extensions of credit and the terms under which Bancorp credit will be extended. The Loan Committee also reviews officer lending limits, and approves changes to the Bancorp’s loan policy. The Loan Committee met 26 times during 2002.

The Nominating Committee, which includes Messrs. Gordon, Levine, Maisel, Miller, Norman Reader and Waxberg, is responsible for selecting and presenting potential candidates to the Board of Directors. The Nominating Committee did not meet during 2002. The nominees for election as directors at the 2003 Annual Meeting were nominated by the full Board of Directors.

The Compensation Committee was formed in December 2001 and combines the compensation functions of the former Loan/Compensation Committee and the Stock Option Committee. The Compensation Committee, which includes all non-employee directors, is responsible to determine the officers and other key employees to whom awards shall be granted under the 1996 Stock Plan (the “Stock Plan”) and the 2001 Restricted Stock Plan (the “Restricted Plan”), to determine the number of shares to be covered by each award, the terms and conditions of each award, to amend any award, to accelerate any vesting period or exchange any such grant with a new grant, to make all determinations required or provided under both Plans, to establish rules and regulations pertaining to participation and administration of the Stock Plan, and to interpret the Stock Plan. The Compensation Committee also approves compensation levels and promotions. The Compensation Committee met 4 times during 2002.

The Audit and Compliance Committee for fiscal year 2002, was composed of Messrs. Gordon, Nelthropp, Sappern and Tisano and met 5 times during 2002. Subject to the more detailed description set forth in its Charter, which is attached as Appendix A to this proxy, the Audit Committee’s primary duties and responsibilities are to: monitor the integrity of the Bancorp’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitor the independence and performance of the Bancorp’s independent auditors and internal auditors, and; provide an avenue of communication among the independent auditors, management, the internal auditors, and the Board of Directors.

In response to changes mandated by the recently enacted Sarbanes-Oxley Act of 2002, the Bancorp revised its Audit Committee Charter and changed the composition of the Committee. Each member of the Audit Committee is independent as defined by American Stock Exchange (“AMEX”) listing standards, the Sarbanes-Oxley Act of 2002 and the applicable regulations of the Securities and Exchange Commission promulgated pursuant thereto and each has the required understanding of finance and accounting to read and understand fundamental financial statements.

Currently, the Audit Committee is composed of the following three independent outside directors: Joseph A. Maida (chairman), J. James Gordon and Joseph Field. Director Maida, who chairs the Audit Committee, is a CPA and has audit and financial experience and financial sophistication commensurate with his chairman duties. Director Field is a partner at the Field Group and Director Gordon is the President of Gordon Textiles International, Ltd.

Audit Committee Report

The Audit Committee has (i) reviewed and discussed the Bancorp’s audited consolidated financial statements for the year ended December 31, 2002 with management, (ii) discussed with KPMG LLP, independent auditors for the Bancorp, the matters relating to the conduct of the audit required to be discussed by Statement of Accounting Standards

No. 61 (“Communication with Audit Committees”), (iii) received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and (iv) discussed with KPMG LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated statements of the Bancorp for the year ended December 31, 2002 be included in the Bancorp’s Annual Report on Form 10-KSB for filing with the SEC.

Signed:  The Audit Committee of Cornerstone Bancorp, Inc.

                Joseph A. Maida, Chairman

                Joseph Field

                J. James Gordon

Director Compensation

Directors who are not otherwise employed by the Bancorp (“Outside Directors”) receive $200 for each Board of Directors meeting attended and $200 for each committee meeting attended. During 2002, an attendance bonus of an additional $250 was paid for each board meeting attended. At the election of each Outside Director, fees may be paid either in cash or shares of Common Stock, or a combination thereof, pursuant to the Bancorp’s Directors Compensation Plan. Under the plan, Outside Directors accumulate compensation credit for attending Board and committee meetings during each one-year period ending on the date of each annual meeting of the Bancorp. The Board of Directors, by a majority vote, may adjust the amount of the credits from time to time. Outside Directors may elect to receive their compensation earned under the plan in the form of cash or shares of Common Stock, based on an annual election made by each Outside Director at the first Board meeting subsequent to each annual meeting. Outside Directors who elect cash receive such compensation at each Board meeting. Outside Directors who elect to receive shares of Common Stock are issued a certificate for a whole number of shares equal to their accumulated compensation credit divided by the fair market value of the shares of Common Stock as of the date of each Board meeting and a cash payment in lieu of fractional shares on the last business day of May of each year for the last twelve months. The Board of Directors, by a majority vote, may amend or terminate the Directors Compensation Plan at any time provided, however, that certain material amendments may not be made without shareholder approval. During 2002, 899 shares of Common Stock were issued under the Directors Compensation Plan.

Outside Directors also receive a formula grant of non-qualified stock options (“NQOs”) under the Bancorp’s 1996 Stock Plan. At the annual meeting, each Outside Director is granted NQOs to purchase 250 shares of Common Stock. The exercise price of such NQOs is the fair market value of the Common Stock on the date of grant The NQOs do not vest until the Outside Director has served five full consecutive years on the Board, except that NQOs for any Outside Director who has completed such service vest immediately. All NQOs granted to Outside Directors expire ten years after the date of grant.

Officers or employees of the Bancorp who serve on the Board of Directors receive no additional compensation for their services in that capacity.

Certain Transactions

As of December 31, 2002, loans to directors, principal officers and their associates and affiliated businesses totaled $4,043,000, or approximately 21% of the Bancorp’s equity capital accounts. All loans made by the Bancorp to such persons were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons. Such loans do not involve more than the normal risk of collectability or present other unfavorable features.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information regarding the compensation paid by the Bancorp to each person who served as Chief Executive Officer during 2002 and to the four other executive officers whose total salary and bonus for fiscal 2002 exceeded $100,000 for services rendered during 2002 (together, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year				Long-Term Compensation Securities Underlying Options(#)(1)	Long-Term Compensation Restricted Stock Awards($)(2)	All Other Compensation ($)
Annual Compensation
		Salary ($)		Bonus ($)
Merrill J. Forgotson President and CEO	2002 2001 2000	187,613 187,500 18,510	(4)	55,000 42,500 0	2,200 22,000 0	31,999 0 0	11,134 7,820 0	(3) (3) (3)

Norman H. Reader Vice Chairman	2002 2001 2000	109,625 122,375 141,500		79,625 61,875 42,750	0 0 0	0 0 0	16,008 15,644 14,959	(5) (5) (5)

James P. Jakubek Executive Vice President and Chief Operating Officer	2002 2001 2000	150,000 150,000 125,000		50,000 40,000 62,500	1,100 0 0	31,999 0 0	14,977 13,891 13,550	(6) (6) (6)

Paul H. Reader Senior Vice President	2002 2001 2000	125,000 125,000 100,000		40,000 30,000 50,000	1,100 0 0	31,999 0 0	13,833 12,011 11,514	(7) (7) (7)

Ernest J. Verrico Vice President and Chief Financial Officer	2002 2001	117,302 20,731	(9)	15,000 1,000	1,100 0	31,999 0	5,341 0	(8) (8)

(1)	Number of common shares adjusted for 10% stock dividend paid June 2002.
(2)	Restricted Stock grants have been issued pursuant to the 2001 Restricted Stock Plan. The Restricted Stock was issued on January 2, 2002 and the figures include a 10% stock dividend issued June 2002, with adjusted stock price at January 2, 2002 at $14.545. As of December 31, 2002, each named Executive Officer held 2,200 shares of unvested restricted stock which represented a value of $37,400. The December 31, 2002 values of these shares are based upon the fair market value of the common stock as of December 31, 2002 of $17.00 The vesting schedules are as follows: 40% 2004, 20% 2005, 20% 2006, 20% 2007.
(3)	In 2002, amount includes $6,000 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Forgotson; $2,383 for the value of personal use of a company-owned vehicle; $2,031 for the value of personal use of club dues and entertainment and $720 cash dividends on restricted stock issued pursuant to the 2001 Restricted Stock Plan. In 2001, amount includes $5,100 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Forgotson and $2,720 for the value of personal use of a company-owned vehicle.
(4)	Mr. Forgotson was hired in November 2000.

(5)	In 2002, amount includes $5,469 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Norman Reader; $4,527 for the value of personal use of a company-owned vehicle; $2,298 for the value of personal use of club dues and entertainment and $3,714 which is Mr. Norman Reader’s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of Mr. Norman Reader, see “Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance”. In 2001, amount includes $5,100 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Norman Reader; $4,565 for the value of personal use of a company-owned vehicle; $2,485 for the value of personal use of club dues and entertainment and $3,494 which is Mr. Norman Reader’s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of Mr. Norman Reader, see “Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance”. In 2000, amount includes $5,100 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Norman Reader; $4,217 for the value of personal use of a company-owned vehicle; $2,362 for the value of personal use of club dues and entertainment and $3,280 which is Mr. Norman Reader’s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of Mr. Norman Reader, see “Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance”.
(6)	In 2002, amount includes $6,000 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Jakubek; $7,548 for the value of personal use of a company-owned vehicle; $709 which is Mr. Jakubek’s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of Mr. Jakubek, see “Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance” and $720 cash dividends on restricted stock issued pursuant to the 2001 Restricted Stock Plan. In 2001, amount includes $5,100 contribution match paid by the Bank under the Bank’s 401 (k) plan for the benefit of Mr. Jakubek; $8,117 for the value of personal use of a company-owned vehicle and $674 which is Mr. Jakubek’s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of Mr. Jakubek, see “Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance”. In 2000, amount includes $4,900 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Jakubek; $8,005 for the value of personal use of a company-owned vehicle and $645 which is Mr. Jakubek’s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of Mr. Jakubek, see “Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance”.
(7)	Amount includes $5,180 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Paul Reader; $7,655 for the value of personal use of a company-owned vehicle; $278 which is Mr. Paul Reader’s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of Mr. Paul Reader, see “Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance” and $720 cash dividends on restricted stock issued pursuant to the 2001 Restricted Stock Plan. In 2001, amount includes $4,858 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Paul Reader; $6,942 for the value of personal use of a company-owned vehicle and $211 which is Mr. Paul Reader’s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of Mr. Paul Reader, see “Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance”. In 2000, amount includes $4,699 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Paul Reader; $6,620 for the value of personal use of a company-owned vehicle and $195 which is Mr. Paul Reader’s taxable benefit portion of the Split Dollar Life Insurance policy, for the benefit of Mr. Paul Reader, see “Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance”.
(8)	Amount includes $3,701 contribution match paid by the Bank under the Bank’s 401(k) plan for the benefit of Mr. Verrico; $920 for the value of personal use of club dues and $720 cash dividends on restricted stock issued pursuant to the 2001 Restricted Stock Plan.
(9)	Mr. Verrico was hired in October 2001.

    Stock Option Grants

The following table sets forth information concerning all stock options granted during 2002 to the Named Executive Officers.

Option/SAR Grants In Last Fiscal Year

(Individual Grants)

Name	Number Of Securities Underlying Options/ SAR’s Granted (#) (1)	Percent Of Total Options/ SAR’s Granted To Employees In Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration date
Merrill J. Forgotson	2,200	18.1%	$14.545	January 2, 2012
James P. Jakubek	1,100	9.05%	$14.545	January 2, 2012
Paul H. Reader	1,100	9.05%	$14,545	January 2, 2012
Ernest J. Verrico	1,100	9.05%	$14.545	January 2, 2012

The option is exercisable in full as of the date of grant.

(1)	Adjusted for 10% stock dividend issued in June 2002.

Stock Option Exercises and Fiscal Year-End Option Values

The following table sets forth information concerning option holdings as of December 31, 2002 with respect to the Named Executive Officers.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)			Value of Unexercised In-the-Money Options at FY-End ($)(1)
			Exercisable		Unexercisable	Exercisable		Unexercisable
Merrill J. Forgotson	0	0	24,200		0	$79,409		0
Norman H. Reader	0	0	38,720	(2)	0	$266,607	(2)	0
James P. Jakubek	0	0	33,770		0	$168,091		0
Paul H. Reader	0	0	59,180	(2)	0	$373,464	(2)	0
Ernest J. Verrico	0	0	1,100		0	$2,700		0

(1)	Based on the fair market value of the Common Stock as of December 31, 2002 of $17.00, minus the exercise price of the options.
(2)	The 1996 Stock Plan provides for transfers of options, other than for value, to a member of the option holder’s family. Following such a transfer, the options are exercisable only by the transferee and remain subject to the same terms and conditions that applied to the transferor prior to the transfer. Pursuant to these provisions, options to purchase 26,950 shares were transferred from Norman H. Reader to Paul H. Reader on June 20,

2001. The options were transferred as a gift. In June 2002, a 10% stock dividend was declared bringing the total number of transferred shares to 29,645. The value of these Exercisable In-the-Money Options, based on the adjusted fair market value of the Common Stock as of June 20, 2001, was $171,259. In accordance with applicable SEC rules, the transferred option amounts and values are set forth in the information disclosed for Norman H. Reader and Paul H. Reader, respectively. Accordingly, the information shown in the table for Norman H. Reader and Paul H. Reader includes 29,645 options with a value of $246,706.

Stock Plans

The Bancorp has adopted plans under which directors, the Named Executive Officers and other employees may receive awards. They are the Bancorp’s 1996 Stock Plan and the predecessor plan (which has outstanding awards), the 1986 Incentive and Non-Qualified Stock Plan, and the 2001 Restricted Stock Plan (the “Stock Plans”). Under the 1996 Stock Plan, the Compensation Committee may grant awards of stock options, stock appreciation rights and restricted stock. Under the 1996 Stock Option Plan, the exercise price of such options is the fair market value of common stock on the date of the grant. The options vest immediately. All options expire ten years after the date of the grant. The 1996 Incentive and Non-Qualified Stock Option Plan enables Bancorp to design a flexible compensation package in order to attract and retain those officers, directors and other key employees and other individuals who will most effectively advance the interests of Bancorp and its shareholders. Under this Plan, Bancorp may grant incentive stock options, non-qualified stock options and stock appreciation rights.

The 1996 Plan is administered by a Stock Option Committee appointed by the Board of Directors of Bancorp. The Committee consists of not less than three (3) non-employee members of the Board. The Committee is authorized to determine the officers, and other key employees and other individuals to whom awards shall be granted, to determine the number of shares to be covered by each award, the terms and conditions of each award, to amend any award, accelerate any vesting period or exchange any such grant with a new grant.

Under the 2001 Restricted Stock Plan, the Bancorp may grant awards of restricted stock to officers, directors and other key employees and other individuals who will most effectively address the interests of Bancorp and its shareholders. The Plan is administered by a stock committee, which consists of not less than three (3) non-employee members of the Board. The Committee is authorized to determine the officers, directors and other key employees and other individuals to whom shares of Restricted Stock shall be awarded, to determine the number of shares to be covered by each award, the terms and conditions of each award, to amend any award, and to make all determinations required or provided and the 2001 Restricted Stock Plan. The Restricted Shares granted to employees during 2002 vest in installments and the vesting schedules are as follows: 40% 2004, 20% 2005, 20% 2006, 20% 2007.

Employment Contracts, Change in Control Agreements, Salary Continuation Plans and Split Dollar Life Insurance

Effective November 27, 2000, the Bancorp entered into an employment agreement with Merrill J. Forgotson pursuant to which Mr. Forgotson serves as President and CEO of the Bancorp. The employment agreement provides for an initial annual base salary of $187,500, which amount is subject to annual increases as determined by the Board Mr. Forgotson is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement will terminate on the earlier of (i) Mr. Forgotson’s death or disability, (ii) voluntary termination by Mr. Forgotson or (iii) termination of Mr. Forgotson by the Bancorp (either for cause or otherwise). If Mr. Forgotson’s employment is terminated by the Bancorp without cause, the Bancorp would be obligated to pay him a lump sum cash payment in an amount equal to the sum of (x) his then current annual salary, plus (y) the highest bonus awarded to him at any time during the 36-month period ending with the date of termination. In addition, for twelve months following any termination of Mr. Forgotson’s employment without cause, or for 36 months following termination due to a change in control of the Bancorp, Mr. Forgotson shall be entitled to continue to participate in the Bancorp’s compensation plans and to receive all benefits as if such termination had not occurred.

If there is a change in control of the Bancorp or if the Bancorp seeks to terminate Mr. Forgotson’s employment agreement following a potential change in control but prior to the potential change in control being effected, he is entitled to the following: (i) an adjustment in his then current salary to give him cumulative cost of living increases for the period from November 27, 2000 through the date of the change in control, and annual increases based on the Consumer Price Index (the “CPI”) on each anniversary of the change in control; (ii) a credit for years of service with the Bancorp, plus five additional years, for purposes of vesting and calculation of benefits under any benefit plan of the Bancorp or of any successor entity; (iii) eighteen months’ notice of termination of employment, during which period he would be entitled to receive, without offset for any reason, payment of his CPI adjusted salary, plus the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination; and (iv) following the 18-month period referred to in (iii) above, at his election, either a lump sum cash payment or 36 monthly periodic payments in an amount equal to the sum of three times his CPI adjusted salary, plus three times the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination.

Effective July 1, 1998, the Bancorp entered into a new employment agreement with Norman H. Reader pursuant to which Mr. Reader serves as Vice Chairman of the Bancorp. The employment agreement provides for an initial annual base salary of $ 154,250, with scheduled annual reductions in salary commensurate with reductions in Mr. Reader’s duties commencing on July 1,1999 and culminating on July 1, 2004, at which time the agreement provides that Mr. Reader’s annual base salary will be $77,750. Mr. Reader is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement also provides that beginning on July 1, 2005, or upon the earlier termination of Mr. Reader’s employment by the Bancorp without cause, in connection with a change in control or potential change in control of the Bancorp, or by reason of disability, the Bancorp will pay to Mr. Reader a supplemental retirement benefit of $65,000 per year until June 30, 2011.

The employment agreement will terminate on the earlier of June 30, 2005, or the earlier of (i) Mr. Reader’s death or disability, (ii) voluntary termination by Mr. Reader or (iii) termination of Mr. Reader by the Bancorp (either for cause or otherwise). If Mr. Reader’s employment is terminated by the Bancorp without cause, the Bancorp is obligated to pay him a lump sum cash payment as liquidated damages in an amount equal to the present value as of the date of termination of (i) the scheduled salary amounts provided for in the agreement, each reduced by $65,000, and (ii) an amount deemed paid in each remaining year of the term of the employment agreement equal to the highest discretionary bonus paid to Mr. Reader during the term of the agreement. In addition, for twelve months following any termination of Mr. Reader’s employment without cause, or for 36 months following termination due to a change in control of the Bancorp, Mr. Reader shall be entitled to continue to participate in the Bancorp’s compensation plans and to receive all benefits as if such termination had not occurred.

If there is a change in control of the Bancorp or the Bancorp seeks to terminate Mr. Reader’s employment agreement following a potential change in control, but prior to the potential change in control being effected, he is entitled to the following: (i) all of the benefits he was entitled to in the event of a termination without cause and (ii) a single lump sum payment equal to three times the highest annual salary provided under the employment agreement plus three times the highest discretionary bonus paid to him at any time during the term of the employment agreement.

Effective July 1, 1995, the Bancorp entered into an employment agreement with James P. Jakubek pursuant to which Mr. Jakubek serves as Executive Vice President of the Bancorp. The employment agreement provides for an initial annual base salary of $125,000, which amount is subject to annual increases as determined by the Board. Mr. Jakubek is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement will terminate on the earlier of (i) Mr. Jakubek’s death or disability, (ii) voluntary termination by Mr. Jakubek or (iii) termination of Mr. Jakubek by the Bancorp (either for cause or otherwise). If Mr. Jakubek’s employment is terminated by the Bancorp without cause, the Bancorp would be obligated to pay him a lump sum cash payment in an amount equal to the sum of (x) his then current annual salary, plus (y) the highest bonus awarded to him at any time during the 36-month period ending with the date of termination. In addition, for twelve months following any termination of Mr. Jakubek’s employment without cause, or for 36 months following termination due to a change in control of the Bancorp, Mr. Jakubek shall be entitled to continue to participate in the Bancorp’s compensation plans and to receive all benefits as if such termination had not occurred. The employment agreement was updated effective July 15, 1998 and May 17, 2001.

If there is a change in control of the Bancorp, or if the Bancorp seeks to terminate Mr. Jakubek’s employment agreement following a potential change in control but prior to the potential change in control being effected, he is entitled to the following: (i) an adjustment in his then current salary to give him cumulative cost of living increases for the period from July 15, 1998 through the date of the change in control, and annual increases based on the Consumer Price Index (the “CPI”) on each anniversary of the change in control; (ii) a credit for years of service with the Bancorp, plus five additional years, for purposes of vesting and calculation of benefits under any benefit plan of the Bancorp or of any successor entity; (iii) eighteen months’ notice of termination of employment, during which period he would be entitled to receive, without offset for any reason, payment of his CPI adjusted salary, plus the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination; and (iv) following the 18-month period referred to in (iii) above, at his election, either a lump sum cash payment or 36 monthly periodic payments in an amount equal to the sum of three times his CPI adjusted salary, plus three times the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination.

Effective July 1, 1995, the Bancorp entered into an employment agreement with Paul H. Reader pursuant to which Mr. Reader serves as Senior Vice President of the Bancorp. The employment agreement provides for an initial annual base salary of $100,000, which amount is subject to annual increases as determined by the Board. Mr. Reader is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement will terminate on the earlier of (i) Mr. Reader’s death or disability, (ii) voluntary termination by Mr. Reader or (iii) termination of Mr. Reader by the Bancorp (either for cause or otherwise). If Mr. Reader’s employment is terminated by the Bancorp without cause, the Bancorp would be obligated to pay him a lump sum cash payment in an amount equal to the sum of (x) his then current annual salary, plus (y) the highest bonus awarded to him at any time during the 36-month period ending with the date of termination. In addition, for twelve months following any termination of Mr. Reader’s employment without cause, or for 36 months following termination due to a change in control of the Bancorp, Mr. Reader shall be entitled to continue to participate in the Bancorp’s compensation plans and to receive all benefits as if such termination had not occurred. The employment agreement was updated effective July 15, 1998 and May 17, 2001.

If there is a change in control of the Bancorp, or if the Bancorp seeks to terminate Mr. Reader’s employment agreement following a potential change in control but prior to the potential change in control being effected, he is entitled to the following: (i) an adjustment in his then current salary to give him cumulative cost of living increases for the period from July 15, 1998 through the date of the change in control, and annual increases based on the Consumer Price Index (the “CPI”) on each anniversary of the change in control; (ii) a credit for years of service with the Bancorp, plus five additional years, for purposes of vesting and calculation of benefits under any benefit plan of the Bancorp or of any successor entity; (iii) eighteen months’ notice of termination of employment, during which period he would be entitled to receive, without offset for any reason, payment of his CPI adjusted salary, plus the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination; and (iv) following the 18-month period referred to in (iii) above, at his election, either a lump sum cash payment or 36 monthly periodic payments in an amount equal to the sum of three times his CPI adjusted salary, plus three times the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination.

Effective October 22, 2001, the Bancorp entered into a change of control agreement with Ernest J. Verrico pursuant to which Mr. Verrico serves as Vice President and Chief Financial Officer of the Bancorp. If there is a change in control of the Bancorp he is entitled to the following: (i) a credit for years of service with the Bancorp, plus five additional years, for purposes of vesting and calculation of benefits under any benefit plan of the Bancorp or of any successor entity; (ii) eighteen months’ notice of termination of employment, during which period he would be entitled to receive, without offset for any reason, payment of his salary, plus the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination; and (iii) following the 18-month period referred to in (ii) above, at his election, either a lump sum cash payment or 36 monthly periodic payments in an amount equal to the sum of three times his salary, plus three times the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination.

For purposes of the employment agreements and the change of control agreement, the definition of “Change in Control” of the Bancorp is the same as the definition of “Change of Control” in the Stock Plans. The Stock Plans provide for certain “Change Events”: (i) a reorganization, merger, or consolidation of the Bancorp in which the Bancorp is not the surviving corporation; (ii) the dissolution or liquidation of the Bancorp; (iii) a sale or lease of 50% or more, computed on the basis of book value, of the Bancorp’s consolidated assets; or (iv) a “Change of Control.” A Change of Control is deemed to have occurred if (i) any person becomes the beneficial owner of 25% or more of the total number of voting shares of the Bancorp, (ii) any person holds revocable or irrevocable proxies, as to the election or removal of directors of the Bancorp, for 25% or more of the total number of voting shares of the Bancorp, (iii) any person has entered into an agreement or received an option for the acquisition of beneficial ownership of 25% or more of the total number of voting shares of the Bancorp, whether or not the requisite approval for such acquisition has been received under the applicable laws or the respective regulations issued thereunder, or (iv) as the result of or in connection with any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bancorp before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Bancorp or any successor corporation. In the event such a Change Event occurs, any then-existing deferral periods for exercising any stock option shall be accelerated and all outstanding options will be exercisable in full on or before a date fixed by the Compensation Committee prior to the effective time of the Change Event and any then-existing vesting periods for restricted stock shall be accelerated and all outstanding awards of restricted stock shall become fully vested prior to the effective time of the Change Event.

Effective April 1, 2002, the Bank entered into a Salary Continuation Agreement with Bancorp executives Merrill J. Forgotson, James P. Jakubek, Paul H. Reader, and Ernest J. Verrico to encourage these executives to remain employees of the Bank. Typically, normal retirement benefits will be paid to these executives upon termination of their employment on or after the normal retirement age (age 65) for reasons other than death or termination for cause and will be paid from the general assets of the Bank. The Bank will pay the annual benefit to the executive in 12 equal monthly installments commencing with the month following the executive’s normal retirement date paying the annual benefit for a period of 15 years. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Bank’s Board of Directors, at its sole discretion, may increase the benefit. The amount of the normal annual benefit and normal retirement date for each Bancorp executive is as follows: Merrill J. Forgotson $100,700, December 2007; James P. Jakubek $96,800, September 2014; Paul H. Reader $113,200, May 2023; and Ernest J. Verrico $108,900, May 2020. In the event of voluntary early termination, the benefit will be determined by each employee’s vesting schedule and will be paid to the executive at normal retirement age. In the event of involuntary early termination, the benefit will be the normal retirement benefit and will be paid to the executive at normal retirement age. In the event of disability, the benefit will be determined by each employee’s vesting schedule and will be paid to the executive at normal retirement age. In the event of death during active employment, the benefit will be the retirement benefit and paid to the employee’s beneficiary in either 12 equal monthly installments commencing with the month following the executive’s death and paying the annual benefit for a period of 15 years or the executive’s beneficiary may petition the Bank to pay the present value of the death benefit in a lump sum. In the event of death during the payment of the benefit, the Bank will pay the remaining benefits to the executive’s beneficiary at the same time and in the same amounts they would have been paid to the executive had the executive survived. In the event of the executive’s death after termination of employment but before payment of the benefit, the Bank will pay the same benefit payments to the executive’s beneficiary that the executive was entitled to prior to death except that the benefit payments will commence on the first day of the month following the date of the executive’s death. In the event that the executive was terminated for cause, the Bank will not pay any benefit under the agreement. The Bank will not pay any benefit if the executive commits suicide within three years after the date of the agreement. The Bank will not pay any benefits if the executive, within 18 months after termination of employment and without the prior written consent of the Bank engages in any enterprise, which is competitive with any business carried on by the Bank. This will not apply following an involuntary early termination. The executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under the agreement. The benefits represent the mere unsecured promise by the Bank to pay such benefits.

The Bank has recognized certain officers who have performed services for the Bank. In recognition of these services, the Bank acquired life insurance pursuant to Split Dollar arrangements on certain selected officers including Messrs. Jakubek, Paul Reader and Norman H. Reader for which the Bank pays the entire amount of each premium. The Bank’s interest in the policies is the aggregate of the premiums paid by the Bank. The Bank is designated the named fiduciary under the Split Dollar plan and controls and manages the operation of the plan. The Split Dollar plan is evidenced by an agreement between the officer and the Bank and the agreement will automatically terminate on the termination of the employment of the officer, the bankruptcy of the Bank or the surrender or lapse of the policy. The officer, for the thirty (30) days immediately following the date on which any such termination occurs, has the right to purchase the policy by paying the Bank an amount equal to the Bank’s interest in the policy.

When Mr. Forgotson joined the Bank in November, 2000, the Bank assumed the Split Dollar payment obligations and collateral lien positions previously held by his former employer. The collateral assignment provided the Bank with a lien on the death benefit and cash surrender value of the policies only to the extent of and to secure the repayment of the Bank’s payments (without interest) thereon. The assumption of the Split Dollar policies and all other payments were collateralized by a lien on the subject policies and repayable at the earlier of Mr. Forgotson’s demise, January 1, 2010, the date the policies were terminated or when Mr. Forgotson left the employment of the Bank.

In January 2003, the Bank at Mr. Forgotson’s request, and in recognition of the implications of changes in the law effecting such arrangement, made the payments, which were then due under the Policies. As has been the case in recent years, Mr. Forgotson then paid the Bank the amount of the economic value of the term component of the insurance. The Bank has determined that the appropriate methodology for Mr. Forgotson to retain this perquisite, is to treat the Bank’s payment on his behalf as additional compensation to Mr. Forgotson. Implicit in this decision is the fact that without any other payment to Mr. Forgotson, he would have substantial additional tax liabilities on the additional compensation. The Bank negotiated this matter with Mr. Forgotson. As a result thereof, it was agreed that the Bank would partially “gross-up” such the additional compensation to Mr. Forgotson for 2003 and the four subsequent years. Likewise, the Bank agreed to modify Mr. Forgotson’s Employment Contract and Split Dollar Insurance Agreement accordingly. The additional compensation received by Mr. Forgotson as a result hereof would be considered as a part of his total compensation with respect to any annual review of merit increases and/or bonuses.

ITEM 2

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE BANCORP’S INDEPENDENT

AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2003

The Audit Committee, in its capacity as a committee of the Board of Directors, has selected KPMG LLP as independent auditors to audit the consolidated financial statements of the Bancorp for the fiscal year ending December 31, 2003. KPMG LLP served as the Bancorp’s independent auditors for the fiscal year ended December 31, 2002 and has reported on the Bancorp’s consolidated financial statements for such year. Before appointing KPMG LLP, the Audit Committee considered the matters discussed under the heading “Audit Committee Report” and also determined that KPMG LLP’s provision of non-audit services (i.e., services giving rise to fees other than the audit fees discussed below) was compatible with maintaining KPMG LLP’s independence. Fees billed by KPMG LLP to the Bancorp were as follows:

Audit Fees

Fees of $93,000 were billed by KPMG LLP for the audit of the Bancorp’s annual consolidated financial statements for the year ended December 31, 2002 and for the review of interim consolidated financial statements included in Form 10-QSB filings made during the year.

Financial Information Systems and Implementation Fees

No such fees were billed by KPMG LLP for services rendered to the Bancorp during the year ended December 31, 2002.

All Other Fees

Fees billed by KPMG LLP for services rendered to the Bancorp in 2002, other than those included in the two categories listed above, totaled $30,662.

While shareholder ratification is not required for the selection of KPMG LLP and since the Audit Committee has the responsibility for selecting the Bancorp’s independent auditors, the selection is being submitted for ratification at the 2003 Annual Meeting with a view toward soliciting the shareholders’ opinions, which the Audit Committee and Board of Directors will take into consideration in future deliberations. The affirmative vote of a majority of the votes cast at the 2003 Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Audit Committee, in its capacity as a committee of the Board of Directors, of KPMG LLP as independent auditors. Abstentions will be counted as a vote against this matter; broker non-votes will have no effect on this matter.

Representatives of KPMG LLP are expected to be present at the 2003 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE BANCORP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the 2003 Annual Meeting. If, however, any other business should properly come before the 2003 Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

SHAREHOLDER PROPOSALS

Shareholder proposals submitted for inclusion in next year’s proxy materials must be received by the Bancorp no later than December 5, 2003 and must comply with the rules of the SEC. Shareholder proposals submitted to be considered at the 2004 Annual Meeting without inclusion in next year’s proxy materials must be received by the Bancorp no later than February 18, 2004. If the Bancorp is not notified of a shareholder proposal by February 18, 2004, then proxies held by management of the Bancorp may provide the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement. Proposals should be addressed to Leigh A. Hardisty, Secretary, Cornerstone Bancorp, Inc., 550 Summer Street, Stamford, Connecticut 06901. It is urged that such proposals be sent by certified mail, return receipt requested.

Nominations of persons for election to the Board of Directors may be made by any shareholder of the Bancorp entitled to vote for the election of directors who complies with certain notice procedures set forth in the Bancorp’s Certificate of Incorporation and Bylaws. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Bancorp. To be timely, a shareholder’s nomination must be delivered to the Secretary of the Bancorp at the principal executive offices of the Bancorp not fewer than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such an anniversary date, notice by the shareholder, to be timely, must be so delivered no earlier than 90 days prior to such annual meeting and no later than the later of 60 days prior to such annual meeting or 10 days following public announcement of the date of such meeting. A shareholder’s nomination must set forth, to the extent known: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14 A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder making the nomination, (i) the name and address of such shareholder and (ii) the number of shares of Common Stock owned by such shareholder.

By Order of the Board of Directors

Merrill J. Forgotson, President

April 4, 2003

APPENDIX A

Charter of the Audit Committee of the Board of Directors of

Cornerstone Bancorp, Inc.

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

Monitor the integrity of the Bancorp’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

Monitor the independence and performance of the Bancorp’s independent auditors and internal auditors.

Provide an avenue of communication among the independent auditors, management, the internal auditors, and the Audit Committee.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to both the independent and internal auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Bancorp’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the applicable requirements of the American Stock Exchange (“AMEX”). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent as defined by the rules adopted by the Securities and Exchange Commission (the “SEC”) pursuant to Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”). All members of the Audit Committee shall have a basic understanding of finance and accounting, and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee Chair and other members shall be appointed by the Board of Directors.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the internal auditors, the independent auditors, and as a committee to discuss any matter that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should receive communications from the independent auditors of any significant findings based upon the auditors limited review procedures with respect to the Bancorp’s interim financial information.

III.	Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and update this charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in the proxy statement at least once every three years in accordance with regulations of the SEC.

2.	Review the Bancorp’s annual audited financial statements prior to filing or distribution Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

3.	In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Bancorp’s financial reporting processes and internal controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditors together with management’s responses.

4.	With respect to the Bancorp’s quarterly financial statements, discuss any significant changes to the Bancorp’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement and Auditing Standards (“SAS”) No. 61 . The Chair of the Audit Committee may represent the entire Audit Committee for this discussion.

Independent Auditors

1.	The independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.

2.	On an annual basis, approve fees paid to the independent auditors.

3.	On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Bancorp that could reasonably be thought to bear on the auditors’ independence.

4.	On an annual basis, approve the engagement letter describing the services to be performed by the independent auditors, including the audit plan, scope, staffing, reliance upon internal audit and internal controls, and general audit approach. The Audit Committee shall pre-approve all auditing services and non-audit services rendered to the Bancorp by the independent auditors, other than as described in the engagement letter. Such pre-approval may be delegated to one or more designated members of the Audit Committee, which pre-approval shall be presented to the Audit Committee at each of its scheduled meetings. Such pre-approval is waived if in compliance with the de minimus exception continued in Section 202 of the Act.

5.	Prior to management filing the Annual Report on Form 10-KSB with the SEC, discuss the results of the annual audit with the independent auditors. Discuss the matters required to be communicated to audit committees in accordance with SAS No. 61.

6.	Consider the independent auditors’ judgements about the quality and appropriateness of the accounting policies and underlying estimates used by management in the preparation of the Bancorp’s financial statements.

7.	Receive, and act upon as appropriate, the information provided by the independent auditors pursuant to Section 204 of the Act concerning (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternatives and the treatment preferred by the independent auditors; and (iii) other material written communications with management.

8.	Resolve any disagreements between management and the independent auditors regarding financial reporting.

Internal Audit and Legal Compliance

1.	Review the budget, plan, changes in plan, activities and qualifications of the internal auditors, as needed.

2.	Review significant reports prepared by the internal auditors, together with management’s response and follow-up to these reports.

3.	Review with management the Bancorp’s compliance with laws and regulations.

4.	On at least an annual basis, review with the Bancorp’s counsel, any legal matters that could have a significant impact on the Bancorp’s financial statements, the Bancorp’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

5.	Establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.	Receive, and act upon as appropriate, the disclosures made by the Chief Executive Officer and the Chief Financial Officer concerning internal controls and fraud required by Rule 13 a-14 of the Securities Exchange Act of 1934.

Other Audit Committee Responsibilities

1.	Annually prepare a report to shareholders addressing the matters required by the SEC. The report should be included in the Bancorp’s annual proxy statement.

2.	Maintain minutes of meeting and periodically report to the Board of Directors on significant results of the foregoing activities.

3.	Perform any other activities consistent with this charter, the Bancorp’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

ANNUAL MEETING OF SHAREHOLDERS OF

CORNERSTONE BANCORP, INC.

May 21, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ò    Please detach and mail in the envelope provided.    ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following persons as directors:			FOR	AGAINST	ABSTAIN
	NOMINEES	2. To ratify the appointment of KPMG LLP as the Bancorp’s independent auditors for the fiscal year ending December 31, 2003.	☐	☐	☐
☐FOR ALL NOMINEES	m Stanley A. Levine
m Ronald C. Miller
☐WITHHOLD AUTHORITY FOR ALL NOMINEES	m Martin Prince m Dr. Joseph D. Waxberg
☐FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature of Shareholder Date: Signature of Shareholder Date:

■ Note:    This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CORNERSTONE BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2003

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CORNERSTONE BANCORP, INC. (the “Bancorp”) hereby appoints James P. Jakubek, Stanley A. Levine and Ronald C. Miller, and each or any of them, as proxies of the undersigned with full power of substitution, to vote all the shares of Common Stock of the Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Bancorp (the “Annual Meeting”) to be held at Cornerstone Bank, 550 Summer Street, Stamford, Connecticut 06901, at 4:00 p.m. on May 21, 2003, and at any adjournment or postponement thereof, with all the power the undersigned would have if personally present, hereby revoking any proxy heretofore given. Any of such proxies or their substitutes who attend the Annual Meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted. The undersigned hereby acknowledges receipt of the proxy statement for the Annual Meeting and instructs the proxies to vote as instructed on the reverse side hereof.

The undersigned also hereby grants the proxies discretionary authority to vote upon such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

(Continued and to be signed on the reverse side)